UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2006

PHOTON DYNAMICS, INC.
(Exact name of registrant as specified in charter)

California	000-27234	94-3007502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5970 Optical Court
San Jose, California 95138-1400
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 226-9900

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01.. Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01. Entry into a Material Definitive Agreement.

On November 2, 2006 Photon Dynamics Inc., entered into an agreement with Mr. Michael Schradle pursuant to which Mr. Schradle would become the Vice President and Chief Financial Officer of Photon Dynamics a copy of which is attached as Exhibit 99.1

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 2, 2006 Photon Dynamics Inc., announced the appointment of Mr. Michael Schradle to the position of Vice President and Chief Financial Officer. This appointment will become effective when Mr. Schradle commences his employment with Photon Dynamics, which is expected to occur on November 6, 2006. A copy of the press release is attached as an Exhibit 99.2

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Employment letter and Change of Control Addendum with Michael Schradle as Vice President and CFO.

99.2	Press Release Dated November 2, 2006 announcing the Appointment of Michael Schradle as Vice President and CFO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PHOTON DYNAMICS, INC.

Dated: November 2, 2006	By:	/s/ Jeffrey Hawthorne
Jeffrey Hawthorne
PRESIDENT AND CEO

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Employment letter and Change of Control Addendum with Michael Schradle as Vice President and CFO.

99.2	Press Release Dated November 2, 2006 announcing the Appointment of Michael Schradle as Vice President and CFO